Exhibit 10.1
DATED January 1st 2006

Index Oil & Gas Ltd

and

Daniel L Murphy

EMPLOYMENT AGREEMENT

CONTENTS

THIS AGREEMENT is dated January 1st 2006 and is made BETWEEN:

     (1)  Index Oil & Gas Ltd  (Index)  whose  registered  office is at Lawrence House, Lower Bristol Road, Bath BA 2 9ET UK (the "Company"); and

     (2)  Daniel L Murphy, New Hextalls West, Hextalls Lane, Bletchingley Surrey RH1 4QT (the "Executive")

IT IS AGREED as follows:

1.   Definitions

     1.1  In this Agreement unless the context otherwise requires:

          (a)  the following expressions have the following meanings:

          "associated company" means  an associated company (within  the meaning of  section  416(1)  Income  and  Corporation  Taxes  Act 1988) of the Company; the  "Board"  means the board of  directors  for the time being of the Company and any committee of the board of directors duly authorised by it.

          "Confidential   Information"   shall  mean  technical  data  including seismic,  electric log, reports and project  interpretation  including financial analysis,  details of customers and their requirements,  the prices charged to and terms of business with customers,  customer data bases,  other  customer  information,   business  models,  information relating  to  arrangements   with  banks  and  other   intermediaries, marketing plans and sales forecasts,  financial  information,  results and forecasts (save to the extent that these are included in published audited  accounts),  any  proposals  relating  to the  acquisition  or disposal  of a  company  or  business  or any part  thereof  or to any proposed expansion or contraction of activities,  details of employees and officers and of the  remuneration and other benefits paid to them, information  relating  to  research  activities,   inventions,  secret processes,  designs, formulae and product lines, any information which the Executive is told is confidential  and any  information  which has been  given to the  Company  or any Group  Company  in  confidence  by customers, suppliers or other persons. the "Employment" means the Executive's employment under this Agreement

          "Group  Company" and "Group" means the Company,  its ultimate  holding company and any subsidiary or associated company of the Company or its ultimate holding company; "subsidiary" and "holding  company" have the meanings given to them in section 736 of the Companies Act 1985 as amended;

          (b)  references  to  clauses,  sub-clauses  and  schedules  are unless otherwise  stated to clauses and  sub-clauses of and schedules to this Agreement;

          (c)  the  headings to the clauses are for  convenience  only and shall not affect the construction or interpretation of this Agreement;

          (d)  any  references,  express or implied,  to  statutes or  statutory provisions  shall be construed as references to those statutes as modified or amended from time to time.

2.   Appointment

     2.1  The Company shall employ the Executive and the Executive agrees to act as the  Chairman  of  the  Company's  Board  of  Directors  and of the Remuneration  Committee subject to the terms and conditions  specified in this Agreement.

     2.2  The  Executive  represents  and  warrants  that he is not  bound by or subject to any court  order,  agreement,  arrangement  or  undertaking which in any way  restricts or prohibits  him from  entering into this Agreement or from performing his duties under this Agreement.

3.   Term

     3.1  The  Employment  shall commence on the later of the date hereof or the date a finalised  merger with or sale of the Company to a stock market listed  company  occurs  and,  subject  to clauses  3.2 and 15,  shall continue unless or until  terminated by either the Executive giving to the Company not less than three months  notice and the Company  giving to the Executive not less than six months notice in writing.

     3.2  The Employment shall terminate when the Executive  reaches such age as the Board shall determine is the appropriate retirement age for senior employees of the Company.

     3.3  The Executive's period of employment will begin on January 1st 2006.

4.   Duties

     4.1  The  Executive  shall  perform  the  duties  of  The  Chairman  of the Company's   Board  of  Directors  and  of  the  Board's   Remuneration Committee.

     4.2  The Executive shall:-

          (a)  devote  sufficient  time to carry out the duties  assigned to him and which will allow the  Company's  business plan to be executed in a timely manner.

          (b)  faithfully  and  diligently  serve  the  Company  (and all  Group Companies);

          (c)  use his best  endeavours  to promote and protect the interests of the Company (and all Group Companies);

          (d)  obey all  reasonable  and  lawful  directions  given to him by or under the authority of the Board;

          (e)  perform  services  for and  hold  offices  in any  Group  Company without additional remuneration (except as otherwise agreed);

          (f)  make such  reports  to the Board on any  matters  concerning  the affairs  of the  Company or any Group  Company as are  reasonably required; and

          (g)  comply with all relevant rules and  regulations  (as amended from time to  time) of the  OFEX  Rule  Book,  London  Stock  Exchange Limited (including the Model Code for Securities  Transactions by Directors  of  Listed  Companies  and the AIM  Rules)  and of all regulatory  authorities  relevant  to the  Company  and any Group Companies with which the Executive is concerned.

          4.3  The Company may at its sole discretion transfer this Agreement to any Group  Company at any time with the consent of the  Executive which should not be unreasonably withheld.

5.   Hours and place of work

     5.1  The  Executive  shall work such hours as are  necessary for the proper performance of his duties which are estimated to be approximately  2.5 days per week.

     5.2  The Executive's  normal place of work will be the Company's offices in London  area,  but the Company may require the  Executive to work from any of its current or future  premises.  The  Executive  will be given reasonable  notice of any  change  in his place of work.  In the event that the Company and the Executive fail to reach agreement on terms of transfer,  then  it is not  deemed  to be a  material  breach  of this contract.

     5.3  If the  Executive's  principal  place of work is changed to a location which is outside  reasonable  commuting  distance  from his home,  the Company will  reimburse his reasonable  removal costs,  estate agents' and solicitors' fees.

     5.4  If so required by the  Company,  the  Executive  shall  travel to such places  (whether in the United Kingdom or abroad) by such means and on such occasions as the Company may from time to time require.

6.   Remuneration

     6.1  The Company shall pay to the Executive a salary of (pound)3,437.50 per month. (Refer to Appendix I attached)

     6.2  The  Company  will make all  monies  owed  payable  by  direct  credit transfer in equal monthly  instalments  in arrears on the last working day of each calendar month.

     6.3  The Executive's base salary will be reviewed on 31st July of each year and any increase  will include  performance  together with a review of the cost of living as defined by the UK retail price index.

     6.4  The Company may pay the  Executive  an annual  bonus of such amount as the  Remuneration  Committee as  appointed by the Board may  determine based on any agreed and in place performance scheme.

     6.5  The  remuneration  specified  in clause 6.1 shall be  inclusive of any fees to which the  Executive  may be  entitled  as a  director  of the Company or any Group Company.

     6.6  Payment of salary and bonus to the  Executive  shall be made either by the Company or by a Group Company and if by more than one company,  in such proportions as the Board may from time to time determine.

     6.7  The  Company  will  put in  place  Directors  and  Officers  liability insurance as soon as practical  after you have formally  taken up your role  and  will  maintain  such  cover  for  the  full  term  of  your appointment and any liability that may arise thereafter. The indemnity limit will be (pound)5.5  million. A copy of the policy document shall be provided upon receipt by the Company.

7.   Deductions

     For the purposes of the Employment  Rights Act 1996,  the Executive  hereby authorises the Company to deduct from his  remuneration  hereunder any sums due  from  him to the Company including,  without limitation, any overpayments,  loans or advances  made to him by the  Company,  the cost of repairing  any damage or loss to the Company's  property  caused by him and any losses  suffered by the Company as a result of any gross  negligence or breach of duty by the Executive.

8.   Expenses

     The  Company  shall  reimburse  the  Executive  in respect of all  expenses reasonably incurred by him in the proper performance of his duties, subject to the Company's expense policy which may be amended from time to time.

9.   Holidays

     9.1  The Executive shall be entitled to receive his normal remuneration for bank and  public  holidays  normally  observed  in UK and a further 30 working  days' holiday in each holiday year (being the period from 1st January-31st  December)  all  on a pro  rata  basis  of  (actual  days worked/260.  The  Executive may only take his holiday at such times as are agreed with the Board, which will not be unreasonably withheld.

     9.2  In  the  respective  years  in  which  the  Employment   commences  or terminates,  the Executive's  entitlement to holiday shall accrue on a pro rata basis for each complete  month of service during the relevant year.

     9.3  The Executive may carry over a maximum up to 10 days vacation into the following year but these must be used in the following calendar year.

     9.4  On termination of the  Employment,  the Company may either require the Executive to take any unused accrued  holiday  entitlement  during any notice period or make payment of lieu of that entitlement. Any payment in lieu or deduction  made shall be  calculated on the basis that each day of paid holiday is equivalent to 1/21 of the  Executive's  monthly salary.

     9.5  Subject to clause 9.4 above,  unless  otherwise agreed with the Board, failure to take holiday  entitlement in the  appropriate  holiday year will lead to forfeiture of any untaken  accrued  holiday,  without any right to payment in lieu.

10.  Sickness benefits

     10.1 The Company shall continue to pay the Executive's normal salary during any period of absence on medical grounds up to a maximum of 6 weeks in any period of 12 months, provided that the Executive shall:

          (a)  notify the  Company by no later than 10 a.m.  on the first day of absence of the reason for his absence;

          (b)  complete self-certification  forms  provided  by the  Company in respect of any absence from work due to sickness or incapacity;

          (c)  supply the Company with medical certificates  covering any period of  sickness  or  incapacity   exceeding  seven  days  (including weekends); and

          (d)  if  required,   undergo  at  the  Company's   expense  a  medical examination by a doctor  appointed by the Company and, subject to the Access to Medical Reports Act 1988,  allow the Company access to any medical report produced by such doctor.

     10.2 Payment of the  Executive's  salary  pursuant  to clause 10.1 shall be inclusive  of any  Statutory  Sick Pay to which the  Executive  may be entitled.

     10.3 If the Executive's absence is caused by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by the  Company  shall  constitute  loans to the  Executive,  who shall:

          (a)  immediately notify the Company of all the relevant  circumstances and of any claim,  compromise,  settlement  or  judgment  made or awarded in respect of it;

          (b)  if the Company so requires, refund to the Company such sum as the Company may determine, not exceeding the lesser of:

               (i)  the   amount  of  damages   recovered   by  him  under  such compromise, settlement or judgment; and

               (ii) the  sums  advanced  to him in  respect  of  the  period  of incapacity.

11.  Pension

     The Company will provide within the base compensation  package,  subject to Board approval, a financial amount which the Executive can use to invest in a private pension plan of their choosing.

12.  Restrictions on other activities by the Executive

     12.1 The Executive  shall not (except with the prior sanction of a resolution of the Board) be  directly  or  indirectly  employed,  engaged,  concerned  or interested in any other business or  undertaking,  provided that this shall not prohibit  the holding  (directly  or through  nominees) of  investments listed on the London Stock  Exchange or in respect of which  dealing  takes place on any  recognised  stock exchange as long as not more than three per cent of the  issued  shares  or other  securities  of any  class of any one company shall be so held without the prior  sanction of a resolution of the Board.

     12.2 The Executive shall comply with:

          (a)  every rule of law;

          (b)  the rules and  regulations of the OFEX Rule Book and/or any other rules and  regulations  which are  applicable to him from time to time; and

          (c)  every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company.

     12.3 The  Executive  shall not (and shall procure so far as he is able that his spouse,  infant children and other connected  persons,  within the meaning of section 346 Companies Act 1985), deal or become or cease to be interested  (within the meaning of part I Schedule  XIII  Companies Act 1985) in any securities of the Company,  except in accordance with the Company's code for securities transactions by directors.

     12.4 Subject to any regulations issued by the Company,  the Executive shall not be  entitled  to  receive or obtain  directly  or  indirectly  any discount,  rebate or  commission  in respect  of any sale or  purchase effected or other business transacted (whether or not by him) by or on behalf of the  Company or any Group  Company and if he (or any firm or company in which he is  interested)  shall  obtain any such  discount, rebate or  commission  he shall account to the Company or the relevant Group Company for the amount  received by him (or a due  proportion of the  amount  received  by such  company or firm  having  regard to the extent of his interest therein).

13.  Confidential Information and company documents

     13.1 The  Executive  shall  neither  during the  Employment  (except in the proper  performance  of his  duties) nor at any time  (without  limit) after the termination of the Employment:

          (a)  divulge or communicate to any person, company, business entity or other organisation;

          (b)  use for his own purposes or for any purposes  other than those the Company or any Group Company; or

          (c)  through any failure to exercise due care and diligence, cause any unauthorised disclosure of any trade  secrets or  Confidential  Information  relating to the Company or any Group Company or their clients,  but so that these restrictions  shall cease to apply to any information which shall become available to the public  generally  otherwise than through the default of the  Executive or which the  Executive is entitled to  disclose  under the Public  Interest  Disclosure  Act 1998 or required to disclose by law.

          13.2 All  notes,  technical  data  including  seismic,  electric  log, reports and project interpretation  including financial analysis, memoranda,   records,   lists  of  customers  and  suppliers  and employees,  correspondence,  documents,  computer and other discs and tapes, data listings,  codes,  designs and drawings and other documents and material whatsoever (whether made or created by the Executive or  otherwise)  relating to the business of the Company or any Group Company (and any copies of the same):

               (a)  shall be and  remain  the  property  of the  Company  or the relevant Group Company; and

               (b)  shall be handed over by the  Executive  to the Company or to the relevant Group Company on demand and in any event on the termination of the Employment.

14.  Inventions and other intellectual property

     14.1 The parties  foresee that the Executive may make  inventions or create other  intellectual  property  in the  course  of his  duties  for the Company  and agree that in this  respect the  Executive  has a special responsibility  to further the  interests of the Company and the Group Companies.

     14.2 Any invention, or improvement, design, process, information, copyright work,  trade mark or trade name or get-up made,  created or discovered by the  Executive  during the  course of his  duties  for the  Company (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) in conjunction with  or in any way  affecting  or  relating  to the  business  of any company  in the Group or  capable  of being  used or  adapted  for use therein or in connection therewith shall forthwith be disclosed to the Company  and shall  (subject  to  sections  39 to 43 Patents Act 1977) belong to and be the  absolute  property  of the Company or such Group Company as the Company may direct.

     14.3 The  Executive if and whenever  required so to do by the Company shall at the expense of the Company or such Group Company as the Company may direct:

          (a)  apply or join with the Company or such Group  Company in applying for letters  patent or other  protection or  registration  in the United  Kingdom  and in any other  part of the world for any such invention, improvement, design, process, information, work, trade mark, trade name or get-up aforesaid; and

          (b)  execute and do all instruments  and things  necessary for vesting the said letters patent or other protection or registration  when obtained  and all  right  title and  interest  to and in the same absolutely  and as sole  beneficial  owner in the Company or such Group Company or in such other person as the Company may specify.

     14.4 The Executive hereby irrevocably and unconditionally waives all rights under Chapter IV Copyright, Designs and Patents Act 1988 in connection with his  authorship of any existing or future  copyright  work in the course of the  Employment,  in whatever  part of the world such rights may be enforceable including, without limitation:

          (a)  the right conferred by section 77 of that Act to be identified as the author of any such work; and

          (b)  the right  conferred  by  section  80 of that Act not to have any such work subjected to derogatory treatment.

     14.5 The  Executive  hereby  irrevocably  appoints  the  Company  to be his Attorney  in his name and on his  behalf  to  execute  and do any such instrument  or thing and  generally to use his name for the purpose of giving to the Company the full  benefit of this  clause.  In favour of any third party a certificate  in writing signed by any Director or by the  Secretary of the Company that any  instrument or act falls within the authority hereby conferred shall be conclusive  evidence that such is the case.

     14.6 Nothing in this clause shall be construed as restricting the rights of the Executive or the Company under sections 39 to 43 Patents Act 1977.

15.  Termination

     15.1 The Employment shall be subject to termination by:

          (a)  by the Company  giving not less than six months notice in writing given at any time while the Executive  shall have been  prevented by reason of ill health or accident  from  performing  his duties under this Agreement for a period of or periods  aggregating  180 days in the preceding 12 months;

          (b)  by the  Executive  giving  not less than three  months  notice in writing given at any time.

          (c)  by summary  notice in writing and without any  entitlement to pay in lieu of notice if the Executive shall have:

               (i)  been guilty of an act of gross  misconduct  or committed any serious breach or repeated or continued  (after warning) any material breach of his obligations under this Agreement; or

               (ii) been  guilty of  conduct  which in the  opinion of the Board brings  himself  or the  Company or any Group  Company  into disrepute; or

               (iii) provided false or misleading  information to the Company in respect  of  his  suitability  for  the  Employment  or  his qualifications and experience; or

               (iv) become  bankrupt  or had an interim  order made  against him under  the  Insolvency  Act  1986  or  compounded  with  his creditors generally; or

               (v)  failed in the  opinion of the Board to perform his duties to a  satisfactory  standard,  after having  received a written warning  from the  Company and a period of 3 months in which to  remedy  the  performance  issues  raised  by  the  Board relating to the same; or

               (vi) been  disqualified from holding any office which he holds in the Company or any Group Company or resigns from such office without the prior written approval of the Board; or

               (vii) been  convicted of any criminal  offence other than a minor offence  under the Road  Traffic  Acts for which a custodial sentence is not imposed.

          Any delay by the Company in exercising such right of termination shall not constitute a waiver thereof.

     15.2 The Company (at its sole and absolute  discretion)  reserves the right to terminate the Employment at any time and with  immediate  effect by making the  Executive  a payment in lieu of any notice of  termination (whether given by the Company or by the Executive).  For this purpose, the  Executive  agrees  that the  payment in lieu will  consist of his basic  salary for the  relevant  period of notice and will exclude any bonus and any other  emolument  referable to the  Employment.  For the avoidance of doubt, if the Company  terminates the Employment  without notice other than under clause  15.1(c) above and elects not to make a payment in lieu of notice,  the  Executive  may be entitled to damages for breach of contract  which  shall be assessed on the normal  common law principles  (including the Executive's  obligation to mitigate his loss) and the  Executive  shall not be entitled to enforce  payment in lieu of notice as a contractual debt or liquidated damages.

     15.3 If (a) the Company in general  meeting shall remove the Executive from the office of  director  of the  Company or (b) under the  Articles of Association  for the time being of the Company the Executive  shall be obliged to retire by rotation or otherwise  and the Company in general meeting  shall fail to  re-elect  the  Executive  as a director of the Company  (either such case being referred to in this clause 15.4 as an "Event"),  then the  Employment  shall  automatically  terminate  with effect from the date of the Event,  but if such  termination  shall be caused by any act or omission of either party (and,  for the avoidance of doubt, an act or omission of the Company's shareholders shall be an act or  omission  of the  Company  for  these  purposes)  without  the consent,  concurrence  or  complicity  of the other,  then such act or omission shall be deemed a breach of this  Agreement,  and termination shall be without prejudice to any claim for damages in respect of such breach.

     15.4 On the termination of the Employment  (howsoever arising) or on either the Company or the Executive having served notice of such termination, the Executive shall:

          (a)  at the request of the Company resign from office as a director of the  Company and all  offices  held by him in any Group  Company, provided however that such resignation shall be without prejudice to any claims which the Executive may have against the Company or any  Group  Company   arising  out  of  the  termination  of  the Employment; and

          (b)  forthwith  deliver to the Company all materials  within the scope of clause  13.2 and all credit  cards,  motor-cars,  car keys and other  property of or relating to the  business of the Company or of any Group Company which may be in his  possession or under his power or control, and if the  Executive  should fail to do so the Company is hereby irrevocably  authorised to appoint some person in his name and on his behalf to sign any documents  and do any things  necessary to give effect thereto.

     15.5 On termination of the Employment (howsoever arising and whether lawful or not)  the  Executive  shall  have no  rights  as a  result  of this Agreement or any alleged breach of this Agreement to any  compensation under or in respect of any share  option or other long term  incentive scheme  in  which  he may  participate  or  have  received  grants  or allocations  at or  before  the date the  Employment  terminates.  Any rights  which he may have under such share  option or other  scheme(s) shall be exclusively governed by the rules of such scheme(s).

     15.6 If the Executive shall have been offered but shall  unreasonably  have refused to agree to the transfer of this  Agreement by way of novation to a company  which has  acquired  or agreed to  acquire  the whole or substantially  the whole of the  undertaking  and  assets of or of the equity share capital of the Company, the Executive shall have no claim against the Company in respect of the  termination  of his  employment hereunder  by reason of the  subsequent  voluntary  winding-up  of the Company or of the  disclaimer of this  Agreement by the Company within one month after such acquisition.

16.  Restrictive Covenants

     16.1 For the purposes of clause 16.2 the following words have the following meanings:

     (a)  "Banking Partners" means any bank or other financial  institution with which the Company or any Group  Company has a  relationship  and which provide  finance to the  Company in relation to Company and with which the  duties  of the  Executive  were  concerned  or for  which  he was responsible during the 12 months immediately preceding the Termination Date;

     (b)  "Customer"  means any  person,  firm,  company  or other  organization whatsoever  to  whom  or  which  the  Company  or  any  Group  Company distributed, sold or supplied Company during the 12 months immediately preceding  the  Termination  Date and with whom or which,  during such period:

          (i)  the  Executive  had  personal  dealings  in  the  course  of  his employment; or

          (ii) any employee who was under the direct or indirect  supervision of the  Executive  had  personal  dealings  in the course of his/her employment;

     (c)  "Prospective  Customer"  means  any  person,  firm,  company  or other organisation  whatsoever  with whom or which the  Company or any Group Company  shall have had  negotiations  or  discussions  regarding  the possible  distribution,  sale or supply of Company Products during the six months immediately preceding the Termination Date and with whom or which, during such period:

          (i)  the Executive  shall have had personal  dealings in the course of his employment by the Company; or

          (ii) any employee who was under the direct or indirect  supervision of the Executive  shall have had personal  dealings in the course of his/her employment by the Company

     (d)  "Restricted  Area" means the geographical area constituting the market of the  Company or any Group  Company  for Company in the period of 12 months prior to the Termination  Date and with which the Executive was materially concerned during the said period of 12 months:

     (e)  "Restricted  Period"  means  the  period of three  months  immediately following the Termination Date;

     (f)  "Termination Date" means the date of termination of the Employment or, if the Executive  spends a period on Garden Leave  immediately  before the termination of the  Employment,  such earlier date on which Garden Leave commences.

     16.2 The Executive  hereby  undertakes  with the Company (for itself and as trustee for each Group Company) that he will not during the Restricted Period without the prior written  consent of the Company (such consent not to be  unreasonably  withheld)  whether by  himself,  through  his employees  or agents or  otherwise  howsoever  and  whether on his own behalf  or on  behalf  of any other  person,  firm,  company  or other organisation, directly or indirectly:

          (a)  in  competition  with the Company or any Group Company within the Restricted  Area, be employed or engaged or otherwise  interested in  the  business  of  researching  into,  developing,   selling, supplying or otherwise dealing with Company;

          (b)  in  competition  with the Company or any Group  Company,  solicit business  from  or  canvas  any  Banking  Partner,   Customer  or Prospective  Customer if such  solicitation  or  canvassing is in respect of Company;

          (c)  in  competition  with the  Company or any Group  Company,  accept orders  for  Company  from  any  Banking  Partner,   Customer  or Prospective Customer;

          (d)  solicit  or induce or  endeavour  to solicit or induce any person who on the  Termination  Date was a director,  line  manager,  or other key employee of the Company or any Group  Company with whom the Executive had dealings during his employment to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract;

          (e)  employ or otherwise  engage in the business of researching  into, developing,  selling, supplying or otherwise dealing with Company any person who was during the 12 months preceding the Termination Date  employed or  otherwise  engaged by the Company or any Group Company and who by reason of such  employment or engagement is in possession  of any  trade  secrets  or  Confidential  Information relating to the  business of the Company or any Group  Company or who has acquired  influence  over its or their banking  partners, customers and prospective  customers  (defined as in clauses 17.1

               (a), 17.1(c) and 17.1(d), but so that references to the Executive shall be replaced by references to the relevant employee).

17.  Data Protection

     The Company will hold details  pertinent to the  Executive's  employment on file  as  part  of his  personnel  records,  which  may  include  sensitive information.  This information may be processed for administrative or legal purposes or as required by the Executive's  continuing  employment with the Company.

18.  Notices

     18.1 Any notice or other document to be given under this Agreement shall be in writing  and may be given  personally  to the  Executive  or to the Company  Secretary  (as the case may be) or may be sent by first class post or other fast postal service or by facsimile  transmission to, in the case of the Company,  its registered office for the time being and in the  case of the  Executive  either  to his  address  shown in this Agreement  or to his  last  known  place of  residence.  18.2 Any such notice shall be deemed served when in the ordinary course of the means of  transmission it would first be received by the addressee in normal business hours.

19.  Former Agreements

     19.1 This Agreement shall be in substitution for any previous  letters of appointment, agreements or  arrangements, whether  written, oral or implied, relating to the employment of the Executive.

     19.2 The Executive hereby acknowledges that he has no outstanding claims of any kind against any Group Company.

20.  Change of Control Arrangements

     20.1 The Company has entered into a change of control clause, as outlined in Section 20 of this Employment Contract, with the named Executive officer. This change of control clause will have an initial term until December 31st 2007 and which is automatically extended for one year upon each anniversary, unless a notice not to extend is given by the Company.  If a change of control of the  Company  (as  defined  below) occurs  during the term of the change of  control  contract,  then the change of control  clause  becomes  operative  for a fixed  three-year period.  The  change of  control  clause  generally  provide  that the executive's  terms and conditions of employment  (including  position, work location, compensation and benefit) will not be adversely changed during the three-year period after a change of control of the Company. If the Company  terminates the Executive's  employment (other than for cause, death or disability),  the executive terminates for good reason during  such  three-year  period,  or, in  certain  change of  control transactions,  the  executive  terminates  employment  for any  reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in  anticipation of a change of control,  the Executive is entitled to receive the following payment and benefits of earned but unpaid compensation; Four (4) times the executive's equivalent annual base compensation package as defined in clause 6.1. of this Employment Contract and plus the annual bonus (based on historic annual bonus].

          The change of control clause also provides for payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the change of control clause, as defined in this Employment Contract.

     20.2 As a condition  to receipt of these  change of control  benefits,  the executive must remain in the employ of the Company and render services commensurate   with  his  or  her  position  until  the  executive  is terminated pursuant to the provisions of the agreement.  The executive must  also  agree to  retain in  confidence  any and all  confidential information  known  to him or  her  concerning  the  Company  and  its business  so  long  as  the  information  is  not  otherwise  publicly disclosed.

     20.3 In addition, pursuant to the Company's stock plans, upon a change of control of the Company (as defined below):

          [i] All outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

          [ii] The restrictions on any outstanding restricted stock lapse and

          [iii]  If  any   performance-based   restricted   stock   awards   are outstanding,  they become fully vested and the  performance  goals are deemed to be earned  unless  otherwise  provided in the  participant's award agreement.

     20.4 For purposes of this change of control clause and the Company's  stock plans, a change of control is generally defined as:

          (a) Any individual,  entity or group acquiring beneficial ownership of 30% or more of either the outstanding  shares of the Company's  common stock  or  the  combined  voting  power  of  the  outstanding   voting securities of the Company  entitled to vote generally for the election of  directors;

         (b)  Approval  by  the  Company's  stockholders  of  a reorganization,  merger or consolidation or sale or other  disposition of  all or  substantially  all of the  assets  of the  Company  or the acquisition of assets of another entity, unless following the business combination

               (i) all or  substantially  all of the  beneficial  owners  of the Company's   outstanding   common  stock  prior  to  the  business combination own more than 60% of the outstanding  common stock of the corporation resulting from the business combination;

               (ii) no person,  entity  or  group  owns  30% or more of the  outstanding voting securities of the corporation  resulting from the business combination;  and

               (iii) at least a  majority  of the board of the corporation  resulting from the business combination were members of the Company's Board prior to the business combination; or

          (c) Approval by the Company's  stockholders of a complete  liquidation or dissolution of the Company.

21   Garden Leave

     21.1 Despite any other  provision in this Agreement the Company is under no obligation to provide the Executive with work and may (if either party serves notice to terminate the Employment or if the Executive purports to terminate the Employment without due notice and the Company has not accepted that resignation):-

          (a)  require the Executive to perform:-

               (i)  only a specified part of his normal duties, and no others:

               (ii) such duties as it may reasonably require, and no others: or

               (iii) no duties whatever;  and (b) exclude the Executive from any premises of any Group Company

     21.2 During any period [not under any circumstances to exceed three months] of Garden Leave the Executive shall

     [a]  remain an employee of the Company

     [b]  not  [except  as a  representative  of the  Company  or with the prior written approval of the Board] whether directly or indirectly, paid or unpaid,  be engaged or concerned in the conduct of any other actual or prospective  business or profession or be or become  employee,  agent, partner, consultant or director of any other company or firm or assist or  have  any  financial  interest  in  any  other  such  business  or profession.

     [c]  not to have any  contact  or  communication  with any  client or other business contact,  customer,  employee,  officer,  director,  agent or consultant of the Company or any Group Company,  except such person[s] as the Board may direct.

     [d]  keep the Company  informed of his whereabouts so that he can be called upon to perform any appropriate duties as required by the Company.

     [e]  if the Company, so requests, resign from any office held by him in any Group Company.

     [f]  continue  to receive  his salary and all  contractual  benefits in the usual way; and

     [g]  continue to be bound by his  contractual  and  implied  duties of good faith and fidelity

22   Choice of law and submission to jurisdiction

     22.1 This Agreement shall be governed by and interpreted in accordance with laws of the United Kingdom.

     22.2 The parties  hereby submit to the  jurisdiction  of the United Kingdom but this  Agreement  may be  enforced  by the  Company in any court of competent jurisdiction.

IN WITNESS whereof this Agreement has been executed as a deed the day and year first above written.

EXECUTED as a deed by INDEX OIL AND GAS Ltd.

and signed by two duly	) Director	_________________________
authorised officers on its behalf	)
	)Director/Secretary	_________________________

EXECUTED and DELIVERED	)
as a deed by Daniel L Murphy	)
in the presence of:	)

Signature of Witness
Occupation
Name
Address

Restated and Amended Appendix I to Employment Agreement

Dated 4 March 2009
Between
Index Oil & Gas Limited
and
Daniel Murphy

Effective Date of this amendment 1st December 2008

1.1	The Executive’s total annual salary remuneration is currently £52,189.00 (“annual salary”), for duties estimated to require three days working per week.
1.2	This total annual salary remuneration is divisible by 12 months to achieve a monthly rate of £4,349.08 (“monthly salary”).
1.3
Commencing 1st December 2008 and for a period of three (3) months from the day and year first written above, or to such other later date as provided for below in Clause 1.7, the Executive’s salary shall be paid in two parts as follows;

1.3.1	Part 1, an amount equal to seventy percent (70%) of monthly salary or £3,044.36 be paid monthly as cash less any appropriate taxes withholding for this portion.
1.3.2
Part 2, an amount equal to thirty percent (30%) of monthly salary or £1,304.72 shall be paid in aggregate at the end of the 3 month period or at such other later date as provided for below in Clause 1.7, as shares of common stock in the affiliate parent company Index Oil and Gas Inc. and issuable as a Stock Award under the 2008 Stock Incentive Plan, less any appropriate withholding taxes for this portion.

1.4	The Executive shall work such hours as currently contained in the most recent previous amendment of the Executive’s Contract terms.
1.5
In addition, the Company’s pension contribution of 10% of the Executive’s annual salary shall accumulate but payment be suspended for a period of three (3) months or until such other later time as provided for below in Clause 1.7. At the end of the payment suspension period, the amount will be paid in aggregate as shares of  common stock in the affiliate parent company Index Oil and Gas Inc. and issuable as a Stock Award under the 2008 Stock Incentive Plan, less any appropriate withholding taxes for this portion.

1.6
All Stock Award based payments made to the employee under Clauses 1.3 and 1.5 shall be calculated on the basis of £1 GBP equals $1.50 USD. In the event the exchange rate between the US dollar and Great British pound shall very by more than 10% for more than one half of any single month period then the above calculation shall be preformed using an exchange rate calculated as the average rate for the month in question, as published on FT.com.

1.7
At the discretion of the Board of Directors, the terms provided for this Contract amendment may be extended for up to a further three (3) month period, one month at a time, and each monthly extension shall be subject to the approval of a majority vote by a quorum of the Company’s Board of Directors (the “Board”).

1.8
the quantity of common stock to be awarded will be calculated as the monthly USD value of foregone compensation and benefits, as calculated in Clause 1.6 above, divided by the average daily closing stock price for IXOG on the OTC:BB during the relevant month the remuneration deferral arrangements are in place. All Stock Awards will vest and be issuable, subject to Index Board approval, on or as soon as practicable and no later than 45 days after 1 March 2009 or after the first day of the month following the last extended month, with the exception of the award related to December 2008 which may be issued, at the discretion of the Board, prior to March 15, 2009.

1.9
Upon the issuance of the Shares to the Employee, the Company is authorized to withhold a certain amount of Shares otherwise distributable to the Employee under this Agreement in order to satisfy any and all federal, state and local tax obligations with respect to the issuance of such Shares, with such amount of shares to withhold being determined by month as the USD amount of tax withholding for that month divided by the average daily closing stock price for IXOG on the OTC:BB during that month, and as used in Clause 1.8 above.

1.10	The Stock Award will be forfeited in total if the employee gives notice of termination of the Employment prior to the date of approval of the issuance by the Board.
1.11
This Amendment is automatically terminated on the later of 1.) three (3) months from the Effective Date or 2.) such other later date as provided for in clause 1.7 but in no case later than 31 May 2009.

1.12	If any discrepancy arises between the terms of this amended agreement and the terms of the 2008 Stock Incentive Plan, the terms of the 2008 Stock Incentive Plan will override.
1.13	All other contract terms and conditions remain unchanged

IN WITNESS whereof to this Agreement Amendment has been executed as a deed the day and year first above written.

EXECUTED as a deed by INDEX OIL & GAS Limited.
and signed by two duly	) Director
authorised officers on its behalf	)
)Director/Secretary

EXECUTED and DELIVERED	)
as a deed by Daniel Murphy	)
in the presence of:	)

Signature of Witness
Occupation
Name
Address

Restated and Amended Appendix I to Employment Agreement

Dated 4 March 2009
Between
Index Oil & Gas Limited
and
Daniel Murphy

Effective Date of this amendment 1st March 2009

1.1	The Executive’s total annual salary remuneration is currently £52,189.00 (“annual salary”), for duties estimated to require three days working per week.
1.2	This total annual salary remuneration is divisible by 12 months to achieve a monthly rate of £4,349.08 (“monthly salary”).
1.3
Certain amended remuneration terms have been effective from 1 December 2008 and the Company has elected to extend the period of amended remuneration terms. Commencing 1st March 2009 and for a maximum period of three (3) months from the day and year first written above, as provided for below in Clause 1.7, it is also agreed the Executive’s salary shall be paid in two parts as follows;

1.3.1	Part 1, an amount equal to fifty percent (50%) of monthly salary or £2,174.54 be paid monthly as cash less any appropriate taxes withholding for this portion.
1.3.2
Part 2, an amount equal to fifty percent (50%) of monthly salary or £2,174.54 shall be paid in aggregate at the end of the applicable period under Clause 1.7 below, as shares of common stock in the affiliate parent company Index Oil and Gas Inc. and issuable as a Stock Award under the 2008 Stock Incentive Plan, less any appropriate withholding taxes for this portion.

1.4	The Executive shall work such hours as currently contained in the most recent previous amendment of the Executive’s Contract terms.
1.5
In addition, the Company’s pension contribution of 10% of the Executive’s annual salary shall accumulate but payment be suspended for the period as applicable under Clause 1.7 below. At the end of the payment suspension period, the amount will be paid in aggregate as shares of common stock in the affiliate parent company Index Oil and Gas Inc. and issuable as a Stock Award under the 2008 Stock Incentive Plan, less any appropriate withholding taxes for this portion.

1.6
All Stock Award based payments made to the employee under Clauses 1.3 and 1.5 shall be calculated on the basis of £1 GBP equals $1.50 USD. In the event the exchange rate between the US dollar and Great British pound shall very by more than 10% for more than one half of any single month period then the above calculation shall be preformed using an exchange rate calculated as the average rate for the month in question, as published on FT.com.

1.7
At the discretion of the Board of Directors, the terms provided for this Contract amendment may apply for a maximum of three (3) months, to be decided on a month by month basis, and each monthly extension shall be subject to the approval of a majority vote by a quorum of the Company’s Board of Directors (the “Board”).

1.8
the quantity of common stock to be awarded will be calculated as the monthly USD value of foregone compensation and benefits, as calculated in Clause 1.6 above, divided by the average daily closing stock price for IXOG on the OTC:BB during the relevant month the remuneration deferral arrangements are in place. All Stock Awards will vest and be issuable, subject to Index Board approval, on or as soon as practicable and no later than 45 days after the end of the applicable period under Clause 1.7.

1.9
Upon the issuance of the Shares to the Employee, the Company is authorized to withhold a certain amount of Shares otherwise distributable to the Employee under this Agreement in order to satisfy any and all federal, state and local tax obligations with respect to the issuance of such Shares, with such amount of shares to withhold being determined by month as the USD amount of tax withholding for that month divided by the average daily closing stock price for IXOG on the OTC:BB during that month, and as used in Clause 1.8 above.

1.10	The Stock Award will be forfeited in total if the employee gives notice of termination of the Employment prior to the date of approval of the issuance by the Board.
1.11	This Amendment is automatically terminated at the end of the applicable period in Clause 1.7 but in no case later than 31 May 2009.
1.12	If any discrepancy arises between the terms of this amended agreement and the terms of the 2008 Stock Incentive Plan, the terms of the 2008 Stock Incentive Plan will override.
1.13	All other contract terms and conditions remain unchanged

IN WITNESS whereof to this Agreement Amendment has been executed as a deed the day and year first above written.

EXECUTED as a deed by INDEX OIL & GAS Limited.
and signed by two duly	) Director
authorised officers on its behalf	)
)Director/Secretary

EXECUTED and DELIVERED	)
as a deed by Daniel Murphy	)
in the presence of:	)

Signature of Witness
Occupation
Name
Address